U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013

ONCOLOGIX TECH, INC.

(Name of Small Business Issuer as Specified in Its Charter)

Nevada	0-15482	86-1006416
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

P.O. Box 8832

Grand Rapids, MI 49518-8832

(Address of principal executive offices)

(616) 977-9933

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Registrant’s Form 10-K, any Form 10-Q or any Form 8-K of the Registrant or any other written or oral statements made by or on behalf of the Registrant may contain forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the medical device business, and the Company itself. Statements, including without limitation, those related to: future revenue, earnings, margins, growth, cash flows, operating measurements, tax rates and tax benefits; expected economic returns; projected 2013 operating results, future strength of the Company; future brand positioning; achievement of the Company vision; future marketing investments; the introduction of new lines or categories of products; future growth or success in specific countries, categories or market sectors; capital resources and market risk are forward-looking statements. In addition, words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "plans," "predicts," "projects," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.

Readers are cautioned not to place undue reliance on such forward-looking statements as they speak only of the Registrant’s views as of the date the statement was made. The Registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 1.01 – Entry into Material Definitive Agreements

(A)	Stock Purchase Agreement. On March 22, 2013, entered into a Stock Purchase Agreement, dated as of March 22, 2013, (the “Agreement”) by and among Oncologix Tech Inc. (OCLG or Company), and Clearview Medical, LLC (Clearview), for Company to acquire 1,000 shares of Common Stock of Dotolo Research Corporation, which represents all of the issued and outstanding shares of Dotolo Research Corporation (filed herewith as Exhibit 10.1).
(B)	Employment Agreement. Upon closing of the Stock Purchase Agreement, we entered into an Employment Agreement with Roy Wayne Erwin, (filed herewith as Exhibit 10.2). Mr. Erwin will serve as Chief Executive Officer and Chairman of the Board of Directors. Under the terms of the Agreement, the Company executed an Employment Agreement with Mr. Erwin which calls for a salary of $ 120,000 per year with a term of four (4) years and contains standard non-compete and disclosure agreements.

ITEM 2.01 – Completion of Acquisition or Disposition of Assets.

On March 22, 2013, a closing was held pursuant to a Sales Purchase Agreement, dated as of March 22, 2013, (the “Agreement”) by and among Oncologix Tech Inc. (OCLG or Company), and Clearview Medical, LLC (Clearview), for Company to acquire 1,000 shares of Common Stock of Dotolo Research Corporation, which represents all of the issued and outstanding shares of Dotolo Research Corporation.

Pursuant to the Agreement, Clearview Medical, LCC sold all of the Common Stock of Dotolo Research Corporation for shares in the Company with an aggregate amount of 58,564 shares of a newly created Series D Preferred Stock (“New Preferred Shares”) being issued at their par value of $.001 which have a liquidation preference of $4,700,000. Clearview Medical, LLC is the owner of all of the shares of Dotolo Research Corporation, a corporation organized under the laws of the State of Florida, a manufacturer of medical device products principally used in colon cleansing and bowel preparation for Endoscopy, OB/GYN, marketed both domestic and internationally.

The New Preferred Shares shall be issued as soon as possible after the Closing Date, but no later than thirty (30) days after the closing date. Each share of New Preferred shall be convertible into 1,000 shares of common stock commencing one year after issuance and, until conversion, shall vote with the common on all matters and have the votes per share set forth below;

(a)                Each share of New Preferred shall proportionally adjust in the event of stock splits or the like;

(b)               Each share of New Preferred shall receive dividends as though it were converted to common stock; and,

(c)                The voting of the New Preferred shall be as follows: initially each share of New Preferred shall have 400 votes; on the first anniversary of their issuance, the voting power of each share of New Preferred shall increase to 800 votes; on the second anniversary of their issuance, the voting power of each share of New Preferred shall increase to 1,200 votes; on the third anniversary of their issuance, the voting power of each share of New Preferred shall increase to 1,600 votes; and on the fourth anniversary of their issuance, the voting power of each share of New Preferred shall increase to 2,000 votes where it shall remain until converted.

(d)                The holders of the new preferred shall be entitled to elect one member of the board of directors commencing six months after the closing.

Under the terms of the Agreement, Barry Griffith, the current Chairman and CEO of the Company, resigned from the Company and the Board of Directors, and the Company’s CFO and remaining member of the Board of Directors agreed to remain on the Board for a minimum period of 180 days.

Roy W. Erwin will assume the responsibilities of the Company as Chairman of the Board and Chief Executive Officer. Michael A. Kramarz will remain as the Chief Financial Officer.

RISK FACTORS

Those interested in investing in the Company because of the Stock Purchase Agreement should carefully consider the following Risk Factors pertaining to Oncologix Tech as well as the risks and uncertainties that are described in the Company's most recent Annual and Quarterly Reports under the Securities Exchange Act of 1934. These Risk Factors are not all inclusive.

Going Concern Qualification.

Our Independent Accountants have expressed doubt about our ability to continue as a going concern. The ability to continue as a going concern is an issue raised as a result of the material operating losses incurred since inception, and its stockholders' deficit. We expect to continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities or obtaining loans from various financial institutions where possible. The going concern increases the difficulty in meeting such goals.

Financial Condition of Dotolo Research Corporation (“DRC”), Lack of Audit, Need for additional Financing

DRC’s internally generated unaudited financial information indicate a small profit for the year ended August 31, 2012, but had incurred losses in the previous fiscal year. In addition, DRC has limited working capital with cash on hand of less than $1,000 at January 31, 2013. Since January 31, 2013, DRC has incurred indebtedness of $55,000 to meet its working capital needs. These two notes bear interest at 18% per annum and require minimum, monthly interest payments of $850.00. Additional financing will be required to get DRC to cash flow break even. Additional funding will also be required to grow and expand the company. Unless it is able to obtain additional financing, there is substantial doubt as to DRC continuing as a going concern. Management believes that as a public company, DRC will be able to meet its short term capital needs, but there are no commitments to provide funding and no assurance can be given that funding will be available on reasonable terms. Furthermore, DRC does not have audited financial information. While audited financial information is not required at this time under Securities and Exchange Commission rules, such audited financial information, which will be filed within 75 days in an amendment to this Current Report on Form 8-K, may contain adjustments which substantially modify the foregoing disclosures. In addition, the audited financial information will contain footnotes which will assist the reader to better understand the business of DRC.

Need for Additional Capital

We will need substantial funds to complete the development of new product introductions, manufacturing, and marketing of our products. Consequently, we will seek to raise further capital through not only possible public and private offerings of equity and debt securities, but also collaborative arrangements, strategic alliances, and equity and debt financings from other sources. We now estimate the need to raise at least $500,000 of additional funding by the end of 2013 to fund working capital. We may be unable to raise additional capital on commercially acceptable terms, if at all, and if we raise capital through additional equity financing, existing shareholders may have their ownership interests diluted. Our failure to be able to generate adequate funds from operations or from additional sources would harm our business.

Uncertainties Regarding Healthcare Reimbursement and Reform

Our ability to execute our strategy in the medical markets depends in part on the extent to which healthcare services and products are paid by governmental agencies, private health insurers and other organizations, such as health maintenance organizations, for the cost of such products and related treatments. Our business could be harmed if healthcare payers and providers implement cost-containment measures and governmental agencies implement measures that reduce payment to our customers for their use of our products.

Industry Intensely Competitive.

The medical device industry is intensely competitive. While we maintain a strong market share in hardware and disposable products sales world-wide sales world-wide, there is no guarantee we can maintain that market share. We will compete with both public and private medical device and pharmaceutical companies that have a greater number of products on the market, have greater financial and other resources and have other competitive advantages. We cannot be certain that one or more of our competitors will not receive patent protection that dominates, blocks or adversely affects our product development or business; will benefit from significantly greater sales and marketing capabilities or will not develop products that are accepted more widely than ours.

Intellectual Property Risk.

Our ability to obtain and maintain patent and other protection for our products will affect our success. The patent positions of medical device companies can be highly uncertain and involve complex legal and factual questions. Future patent rights, if granted, may not be upheld in a court of law if challenged. Our patent rights may not provide competitive advantages for our products and may be challenged, infringed upon or circumvented by our competitors. We cannot patent our products in all countries or afford to litigate every potential violation worldwide. Because of the large number of patent filings in medical device, our competitors may have filed applications or been issued patents and may obtain additional patents and proprietary rights relating to products or processes competitive with or similar to ours. We cannot be certain that U.S. or foreign patents do not exist or will not issue that would harm our ability to commercialize our products and product candidates.

Possible Failure to Comply with Government Regulations.

We, and any prospective contract manufacturers and suppliers are subject to extensive, complex, costly, and evolving governmental rules, regulations and restrictions administered by the FDA, by other federal and state agencies, and by governmental authorities in other countries. In the United States, our products are registered as a Class II device and cannot be marketed until they are approved for market by the FDA. Obtaining FDA market approval involves the submission, among other information, may require clinical studies on the product, and requires substantial time, effort and financial resources. The FDA, and other federal and state agencies, as well as equivalent agencies of other countries with whom we will export our products, will also perform pre-licensing inspections of our facility, if any, and our contract manufacturers' and suppliers' facilities. Our failure or the failure of our contract manufacturers or suppliers to meet FDA or other agencies' requirements would delay or preclude our ability to sell our products potentially having an adverse material effect on our business. Even with FDA market approval, we, as well as our partners, contract manufacturers and suppliers, are subject to numerous FDA requirements covering, among other things, testing, manufacturing, quality control, labeling and continuing review of medical products, and to permit government inspection at all times. Failure to meet or comply with any rules, regulations, or restrictions of the FDA or other agencies could result in fines, unanticipated expenditures, product delays, non-approval or recall, interruption of production, and criminal prosecution.

Exposure to Product Liability Claims.

Our design, testing, development, manufacture, and marketing of products involve an inherent risk of exposure to product liability claims and related adverse publicity. Although we believe that our product liability insurance is adequate, additional insurance coverage is expensive and in the future we may be unable to obtain additional liability coverage on acceptable terms. If we are unable to obtain sufficient insurance at an acceptable cost or if a successful product liability claim is made against us, whether fully covered by insurance or not, our business could be harmed.

Reliance on Key Personnel

Our success will depend, to a great extent, upon the experience, abilities and continued services of our executive officers and key management personnel. If we lose the services of any of these officers or key personnel, our business could be harmed. Our success also will depend upon our ability to attract and retain other highly qualified Regulatory, Marketing, Sales, and manufacturing personnel and our ability to develop and maintain relationships with key individuals in the industry. Competition to attract qualified personnel and relationships is intense and we compete with other companies in our industry. We may not be able to continue to attract and retain qualified personnel.

Uncertainty as to our Ability to Initiate Operations and Manage Growth.

Our efforts to market our products will result in new and increased responsibilities for management personnel and will place a strain upon our management, financial systems, and resources. We may be required to continue to implement and to improve our management, operating and financial systems, procedures and controls on a timely basis and to expand, train, motivate and manage our employees. There can be no assurance that our personnel, systems, procedures, and controls will be adequate to support our future operations.

BUSINESS

General

Oncologix Tech, Inc. (“OCLG”), has acquired 100% of the shares of Dotolo Research Corporation, a FDA Registered, Class II, medical device manufacturer with 30 years of product sales in the hydro-colonic irrigation, bowel preparation market. Dotolo Research Corporation began operations in 1989 and is a world-wide leader in hardware and disposable products sales, and has an active customer base of over 900+ customers both domestically and internationally.

The Company designs, develops, manufactures and distributes the Toxygen hardware system with disposables speculums and tubing. The company has a valid Registration from the FDA as a Class II medical device, and is licensed by Health Canada, a CE mark for Europe, and is currently in compliance with ISO 9001:2000 and ISO 13485:2003 regulations. Our products primary use is for colon and bowel preparation prior to medical procedures such as a Colonoscopy and OB/GYN medical procedures and for individuals seeking health and wellness prevention and good colon health. There are currently over 18+ million colonoscopy procedures performed annually within the United States and our strategic mission is to become the preferred choice of colon cleansing and bowel preparation by both patients and medical professionals. Management believes its primary competitive strengths is its 30 year leadership position within the market of hydro-colonic irrigation, its on-going research and development of new technologies, exceptional quality controls, and world-wide distribution of all hardware and disposable products. The Company utilizes an indirect sales force to promote and sell the company products. Management believes that the Company must expand its manufacturing capacity and its’ distribution sales channels to be able to move into what management believes is a high growth market. The Management’s strategy in becoming a publicly held company in the United States is to enhance the Company’s capital raising abilities to fund increased manufacturing capacity, increase current inventory levels, improve payment terms with our core raw material suppliers to reduce our COGS, execution of new product designs on all hardware and disposable products, maintain Regulatory compliance, expansion of a sales and marketing team and additional acquisitions of companies in the medical device and healthcare markets.

Marketing

The Company's overall marketing strategy is to strengthen is current position in the health and wellness markets, leverage its brand reputation and 30 year history as a quality manufacturer of medical device products, and sell directly into the medical space. The marketing strategy of providing products to health and wellness spas has served the Company’s needs to date and has enabled us to obtain orders and operate while avoiding the costs associated with hiring marketing employees and direct sales representatives. However, future growth will require us to increase our product and brand awareness in the medical markets, hire a full time director of Sales and Marketing, establish additional clinical research on bowel preparations and leverage the existing clinical research performed by Dr. Joseph Fiorito et al. at Danbury Hospital utilizing the Dotolo Research products, increase our brand and marketing, our web presence, and strengthen our domestic and international distribution channels. The Company’s distribution model has resulted in the Company not having a single customer account for more than 10% of its total sales. The Company is seeking to expand its operations so that it can continue to service health and wellness customers but specifically sell products directly to Out-Patient Endoscopy Centers, Hospital systems, Veterans Administration Hospitals, Skilled Nursing Homes, and Sterile kit packing distributors which will provide more profitable sales orders.

Domestic and International Payment Terms

Dotolo Research Corporation records revenue both domestically and internationally through indirect sales channels as products are sold to independent distributors or product re-sellers. Terms on all products sold are 50% of the total order, paid in advance, and the balance due prior to final shipment (FOB). These sales terms, to date, has allowed our company to experience extremely few collection problems on its domestic sales. International sales orders are via wire transfer and we have little to no payable receivable issues. Management believes that once we enter into the medical space we will experience payment terms of Net-45 which will require the company to increase its inventory levels on disposable products up to 30 day inventory supply levels.

Manufacturing

Dotolo Research Corporation procures raw materials from various sources and performs on-site manufacturing and final sub-assembly operations. The company does not outsource its manufacturing processes. Management believes that the skill level and experience of the Company’s work force as well as the Company’s operations allow it to meet current order demand but will need to ramp up skilled bench assembly workers and packaging employees when those orders from the medical markets commence. The Company's principal raw material is injection-molded plastic, medical grade respiration tubing, water-filtration parts, and hardware components such as metal housings, fitting and valves. The Company purchases its injection-molding raw materials from two (2) suppliers and hardware component parts from numerous sources none of which is believed by the Company to be a dominant supplier.

Trademarks, Licenses and Patents

Dotolo Research Corporation owns numerous patents, with it is primary patent on the Toxygen hardware, Patent # 5,788,650, “Colon Hydrotherapy Apparatus”- Ultra Violet Water Filtration System. This Patent is valid through 2018 and protects this product design both domestically and internationally.

Management believes that new patents will be granted on our new speculum and hardware products and in each instance, the patents will, when granted, be sufficient for us to pursue our proposed business.  The grant of a patent by the U.S. Patent Office does not insure that the patent will be upheld in litigation seeking to protect the patent or that the patent will not be found to infringe on patents held by others.

Device Approval Process

It is anticipated that our new product(s) re-designs will be regulated as a Class II medical device and will be subject to extensive regulation by the FDA and other regulatory authorities in the US.  The Food, Drug, and Cosmetic Act (“FD&C Act”) and other federal and state statutes and regulations govern the research, design, development, preclinical and clinical testing, manufacturing, safety, approval or clearance, labeling, packaging, storage, record keeping, servicing, promotion, import and export, and distribution of medical devices.

Unless an exemption applies, each medical device we wish to commercially distribute in the U.S. will require either prior premarket notification, or 510(k) clearance, or premarket approval (PMA) from the FDA.  The FDA classifies medical devices into one of three classes.  Devices requiring fewer controls because they are deemed to pose lower risk are placed in Class I or II. Class I devices are subject to general controls such as labeling, premarket notification, and adherence to the FDA’s Quality System Regulation (a set of current good manufacturing practice requirements put forth by the FDA which govern the methods used in, and the facilities and controls used for, the design, manufacture, packaging, labeling, storage, installation and servicing of finished devices) (“QSR”). Class IIdevices are subject to special controls such as performance standards, post-market surveillance, FDA guidelines, as well as general controls.  Some Class I and Class II devices are exempted by regulation from the premarket notification, or 510(k), clearance requirement or the requirement of compliance with certain provisions of the QSR. Devices are placed in Class III, which requires approval of a PMA application, if insufficient information exists to determine that the application of general controls or special controls are sufficient to provide reasonable assurance of safety and effectiveness, or they are life-sustaining, life-supporting or implantable devices, or the FDA deems these devices to be “not substantially equivalent” either to a previously 510(k) cleared device or to a “pre-amendment” Class III device in commercial distribution before May 28, 1976, for which PMA applications have not been required.  The FDA may classify our products as class III devices, requiring PMA approval.  A PMA application must be supported by valid scientific evidence, which typically requires extensive data, including technical, pre-clinical, clinical, manufacturing and labeling data, to demonstrate to the FDA’s satisfaction the safety and effectiveness of the device. A PMA application must include, among other things, a complete description of the device and its components, a detailed description of the methods, facilities and controls used to manufacture the device, and proposed labeling. A PMA application also must be accompanied by a user fee, unless exempt. For example, the FDA does not require the submission of a user fee for a small business’s first PMA. After a PMA application is submitted and found to be sufficiently complete, the FDA begins an in-depth review of the submitted information. During this review period, the FDA may request additional information, or clarification of information already provided. Also during the review period, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. In addition, the FDA generally will conduct a pre-approval inspection of the manufacturing facility to ensure compliance with the QSR, which requires manufacturers to follow design, testing, control, documentation, and other quality assurance procedures.

Our current products are classified as a Class II device and we do not anticipate we will be required to first seek premarket approval for our products. The FDA will determine based upon the 510(k) submission and may agree if the risk is low enough, and safety and effectiveness can be assured with special controls in place, the PMA will not be required.

If a PMA is required, the FDA can delay, limit, or deny approval of a PMA application for many reasons, including:

• The product may not be safe or effective to the FDA’s satisfaction;

• The data from our pre-clinical studies and clinical trials may be insufficient to support approval;

• The manufacturing process or facilities we use may not meet applicable requirements; and

• Changes in FDA approval policies or adoption of new regulations may require additional data.

If the FDA evaluations of both the PMA application and the manufacturing facilities are favorable, the FDA will either issue an approval letter, or approvable letter, which usually contains a number of conditions which must be met in order to secure final approval of the PMA. When and if those conditions have been fulfilled to the satisfaction of the FDA, the agency will issue a PMA approval letter authorizing commercial marketing of the device for certain indications. If the FDA’s evaluation of the PMA or manufacturing facilities is not favorable, the FDA will deny approval of the PMA or issue a not approvable letter. The FDA may also determine that additional clinical trials are necessary, in which case the PMA approval may be delayed while the trials are conducted and the data acquired is submitted in an amendment to the PMA. Even with additional trials, the FDA may not approve the PMA application. The PMA process can be expensive, uncertain, and lengthy and a number of devices for which FDA approval has been sought by other companies have never been approved for marketing.

New PMA applications or PMA supplements may be required for modifications to the manufacturing process, labeling and device specifications, materials or design of a device that is approved through the PMA process. PMA supplements often require submission of the same type of information as an initial PMA application, except that the supplement is limited to information needed to support any changes from the device covered by the original PMA application, and may not require as extensive clinical data or the convening of an advisory panel. Clinical trials are almost always required to support a PMA application, and are sometimes required for a 510(k) clearance. These trials generally require submission of an application for an Investigational Device Exemption (“IDE”) to the FDA. If a trial is considered a “Non-Significant Risk” (“NSR”) study subject to abbreviated IDE regulations, a formal IDE submission is not required by the FDA.  An IDE application must be supported byappropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound.  The IDE application must be approved in advance by the FDA for a specified number of patients, unless the product is deemed a non-significant risk device and eligible for more abbreviated IDE requirements.  Generally, clinical trials for a significant risk device may begin once the IDE application is approved by the FDA and the study protocol and informed consent form are approved by appropriate institutional review boards (“IRBs”) at the clinical trial sites. The FDA’s approval of an IDE allows clinical testing to go forward, but does not bind the FDA to accept the results of the trial as sufficient to prove the product’s safety and effectiveness, even if the trial meets its intended success criteria.  All clinical trials must be conducted in accordance with the FDA’s IDE regulations that govern investigational device labeling, prohibit promotion of the investigational device, and specify an array of recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. .  Required records and reports are subject to inspection by the FDA. The results of clinical testing may be unfavorable or, even if the intended safety and effectiveness success criteria are achieved, may not be considered sufficient for the FDA to grant approval or clearance of a product.

Although we believe our clinical trials will provide favorable data to support our PMA application, upon evaluation the FDA may conclude differently. Delays in receipt of or failure to receive FDA approval, the withdrawal of previously received approvals, or failure to comply with existing or future regulatory requirements would have a material adverse effect on our business, financial condition, and results of operations. Even if granted, the approvals may include significant limitations on the intended use and indications for use for which our products may be marketed.

After a device is approved or cleared and placed in commercial distribution, numerous regulatory requirements apply. These include:

• establishing registration and device listing;

• implementing QSR, which requires manufacturers to follow design, testing, control, documentation and other quality assurance procedures;

• labeling regulations, which prohibit the promotion of products for unapproved or “off-label” uses and impose other restrictions on labeling;

• medical device reporting regulations, which require that manufacturers report to the FDA if a device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur; and

• corrections and removal reporting regulations, which require that manufacturers report to the FDA field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FD&C Act that may present a risk to health.

Also, the FDA may require us to conduct post market studies or order us to establish and maintain a system for tracking our products through the chain of distribution to the patient level.  The FDA enforces regulatory requirements by conducting periodic, unannounced inspections and market surveillance.

Failure to comply with applicable regulatory requirements, including those applicable to the conduct of our clinical trials, can result in enforcement action by the FDA, which may lead to any of the following sanctions:

• Warning letters;

• Fines and civil penalties;

• Unanticipated expenditures;

• Delays in approving or refusal to approve our applications, including supplements;

• Withdrawal of FDA approval;

• Product recall or seizure;

• Interruption of production;

• Operating restrictions;

• Injunctions; and

• Criminal prosecution.

Our products are manufactured in compliance with current Good Manufacturing Practices (“GMP”) requirements set forth in the QSR. The QSR requires a quality system for the design, manufacture, packaging, labeling, storage, installation and servicing of marketed devices and includes extensive requirements with respect to quality management and organization, device design, equipment, purchase and handling of components, production and process controls, packaging and labeling controls, device evaluation, distribution, installation, complaint handling, servicing, and record keeping. The FDA enforces the QSR through periodic unannounced inspections If the FDA believes that we are not in compliance with QSR, it can shut down the manufacturing operations, require recall of our products, refuse to approve new marketing applications, institute legal proceedings to detain or seize products, enjoin future violations, or assess civil and criminal penalties against us or our officers or other employees.  Any such action by the FDA would have a material adverse effect on our business.  We cannot assure you that we will be able to comply with all applicable FDA regulations.

Non-FDA Government Regulation

The advertising of our products will be subject to both FDA and Federal Trade Commission regulations. In addition, the sale and marketing of our products will be subject to a complex system of federal and state laws and regulations intended to deter, detect, and respond to fraud and abuse in the healthcare system.  These laws and regulations restrict and may prohibit pricing, discounting, commissions and other commercial practices that may be typical outside of the healthcare business. In particular, anti-kickback and self-referral laws and regulations will limit our flexibility in crafting promotional programs and other financial arrangements with medical professionals in connection with the sale of our products and related services, especially with respect to physicians seeking reimbursement through Medicare or Medicaid.  These federal laws include, by way of example, the following:

• the anti-kickback statute prohibits certain business practices and relationships that might affect the provision and cost of healthcare services reimbursable under Medicare, Medicaid and other federal healthcare programs, including the payment or receipt of remuneration for the referral of patients whose care will be paid by Medicare or other federal healthcare programs;

• the physician self-referral prohibition, commonly referred to as the Stark Law, which prohibits referrals by physicians of Medicare or Medicaid patients to providers of a broad range of designated healthcare services in which the physicians or their immediate family members have ownership interests or with which they have certain other financial arrangements;

• the anti-inducement law, which prohibits providers from offering anything to a Medicare or Medicaid beneficiary to induce that beneficiary to use items or services covered by either program;

• the Civil False Claims Act, which prohibits any person from knowingly presenting or causing to be presented false or fraudulent claims for payment by the federal government, including the Medicare and Medicaid programs; and

• the Civil Monetary Penalties Law, which authorizes the US Department of Health and Human Services (“HHS”) to impose civil penalties administratively for fraudulent or abusive acts.

Sanctions for violating these federal laws include criminal and civil penalties that range from punitive sanctions, damage assessments, money penalties, imprisonment, denial of Medicare and Medicaid payments, or exclusion from the Medicare and Medicaid programs, or both.  These laws also impose an affirmative duty on those receiving Medicare or Medicaid funding to ensure that they do not employ or contract with persons excluded from the Medicare and other government programs.

Many states have adopted or are considering legislative proposals similar to the federal fraud and abuse laws, some of which extend beyond the Medicare and Medicaid programs to prohibit the payment or receipt of remuneration for the referral of patients and physician self-referrals regardless of whether the service was reimbursed by Medicare or Medicaid.  Many states have also adopted or are considering legislative proposals to increase patient protections, such as limiting the use and disclosure of patient-specific health information.  These state laws typically impose criminal and civil penalties similar to the federal laws.

In the ordinary course of their business, medical device manufacturers and suppliers have been and are subject regularly to inquiries, investigations and audits by federal and state agencies that oversee these laws and regulations.  Recent federal and state legislation has greatly increased funding for investigations and enforcement actions, which have increased dramatically over the past several years.  This trend is expected to continue. Private enforcement of healthcare fraud also has increased, due in large part to amendments to the Civil False Claims Act in 1986 that were designed to encourage private persons to sue on behalf of the government. These whistleblower suits by private persons, known as qui tam relaters, may be filed by almost anyone, including physicians and their employees and patients, our employees, and even competitors. The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), in addition to its privacy provisions, created a series of new healthcare-related crimes.

Competition

The Company currently operates in a limited, but competitive in hydro-colonic irrigation, environment of which there are only four (4) companies that are approved by the FDA to manufacture a Class II medical device for colon-hydro therapy. The Company's major competitors are located in Phoenix, Arizona, Clearwater Florida, San Antonio, Texas, and in Canada. The Company is the industry leader in hardware quality and reliability. The Company must design and develop a broader range of speculum and disposable products to maintain and grow its current market share.

In a sense, the Company competes with traditional methods of bowel preparation prior to colonoscopy procedures such as Sodium Bi-phosphate and Sodium Phosphate which have general medical acceptance. The Food and Drug Administration (FDA) issued a safety alert regarding Fleet enemas and other related products in 2008. This alert was due to reports of acute phosphate nephropathy which is an acute kidney injury occurring in some patients who had used oral sodium phosphate (OSP) products for bowel cleansing prior to medical procedures. This injury was seen in patients who did not present with risk factors for this condition. We believe that a hydro-colonic irrigation method of bowel preparation will be highly favored by consumers as it does not require a difficult 24 hour fasting period, risk of renal failure, and an often unpleasant day of preparation.

 Employees

As of March 15, 2013, the Company has eight (8) full time employees. The Company employs four (4) manufacturing employees, two (2) administrative employees, one (1) Certified Public Accountant (CPA), and the Chief Executive Officer (CEO). When large volume orders are received, the Company hires part-time, temporary workers for additional packaging and shipping support. None of these employees are covered by any collective bargaining agreement. The Company presently considers its employee relations to be satisfactory.

Proprietary Rights

We have entered into an Employment Agreement with our CEO, and Non-circumvent and Non-Disclosure agreements with key employees that require them to keep all of our proprietary information confidential.  We cannot assure that such protections will prove adequate should they be challenged in litigation.

Facilities

The Company operates from a 5,200 square foot industrial building containing approximately 4,500 square feet of manufacturing space and 1,500 square feet of administration space. The Company’s manufacturing facility is located in Phoenix, Arizona and is considered adequate for its present operations.

Legal Proceedings

The Company is not party to any legal proceedings.

Inventory Management

The Company's ability to manage its inventories properly is an important factor in its operations. Inventory shortages can impede the Company's ability to meet orders on a timely basis. Conversely, excess inventories will result in increased inventory carrying costs that will lower gross margins. If the Company is unable to effectively manage its inventory, its business, results of operations and financial condition will be adversely affected. Dotolo Research Corporation currently operates its inventory management system on MAS-90 (SAGE), and inventory is First In- First Out (FIFO) and we operate a Just in Time (JIT) system. All raw materials are procured only after receipt of orders and we maintain fifteen (15) day inventory levels to support our top customers with disposable products with those customers that provide the company with Standing Purchase Orders.

Suppliers and Service Providers

The Company's ability to competitively price its products depends on the cost of raw material components especially petroleum based products, packaging costs, cost of fuel for shipping charges, and its ability to maintain its’ fixed and variable overhead. The cost of materials is subject to annual price increases from our suppliers and the company will enter into long-term pricing contracts to hold pricing levels firm for one (1) year with future increases based upon the Producer Price Index (PPI).

Customers

The Company's financial success is directly related to the willingness of our customers to continue to purchase its products. The Company does not typically have long-term contracts with its customers however once in the medical market the Company hopes to execute standing re-supply orders with large out-patient clinics and hospital systems. Sales to the Company's customers are generally on an order-by-order basis and are subject to rights of cancellation and rescheduling by the customers. Failure to fill customers' orders in a timely manner could harm the Company's relationships with its customers. Furthermore, if any of the Company's major customers experiences a significant downturn in its business, then these customers may reduce or discontinue purchases from the Company, which could have an adverse effect on the Company's business, results of operations and financial condition.

The Company sells its products to our customers from its Published Price List and discounts pricing based on sales volumes. The company does not extend credit. Financial difficulties of a customer could cause the Company to stop doing business with that customer or reduce its business with that customer. The Company's inability to collect from its customers or a cessation or reduction of sales to certain customers because of financial concerns could have an adverse effect on the Company's business, results of operations and financial condition.

The target markets and targeted customers for our products include:

•	Health and Wellness Spas
•	Endoscopy Out-Patient Clinics
•	Osteopathic Physicians
•	Hospital Systems- Veterans Hospitals
•	Skilled Nursing Homes
•	Assisted Living Facilities
•	Individuals with disabilities such as paraplegic, quadriplegic and obesity

Implementation of Growth Strategy.

As part of its growth strategy into the health and wellness and medical markets, the Company will:

•	Strengthen and expand distribution channels in key MSA markets for both health and wellness and medical markets within the United States
•	Strengthen international distribution and re-seller agreements specifically in the United Kingdom, Saudi Arabia (Middle East), Africa, Mexico, Taiwan and Australia.
•	Release new product development on Version 2 of the Toxygen hardware system and release new speculum disposable products.
•	Establish contracts with Group Purchasing Organizations (GPO) such as Tenet, Premier, HCA, and the Veterans Administration (GSA).
•	Establish distribution agreements with sterile kit packing manufacturers such as Baxter Healthcare, Owens & Minor, and DeRoyal Industries.
•	Expand its factory operations to be able to accept large orders that will involve larger production runs that management believes will be more profitable.

These initiatives are largely conditioned upon the Company obtaining additional capital, of which there can be no assurance. Any such failures could have an adverse effect on the Company's business, results of operations and financial condition.

Government Regulation

The Company's business is affected by changes in government and regulatory policies specifically in the United States, the United Kingdom, Australia and Canada.

Integration of Newly Acquired Businesses.

The Company may make strategic acquisitions in the future and cannot assure that it will be able to successfully integrate the operations of newly-acquired businesses into the Company's current operations. It is Management intent to consolidate various business functions to include Information Technology, Accounting, legal under a central core operation. The failure to integrate newly acquired businesses or the inability to make suitable strategic acquisitions in the future could have an adverse effect on the Company's business, results of operations and financial condition.

Attraction and Retention of Qualified Personnel

The Company is dependent on the efforts and abilities of its senior executive officers. While the Company believes that its senior management team has significant experience and depth, appropriate senior management succession plans are in place. The Company's future success also depends on its ability to identify, attract and retain additional qualified personnel.

Broker-Dealer Requirements May Affect Trading and Liquidity of Our Common Stock

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in the Registrant's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

ITEM 3.02 – Unregistered Sale of Equity Securities

The names, addresses and percentage ownership of Clearview Medical, LLC receiving the Series D Preferred Shares in the Company are as follows:

	Number of	Percentage of
Name and Address	Shares	Class

Clearview Medical, LLC(1)	58,564	100%
212 Edgewood Drive Pineville, Louisiana 71360

Roy W. Erwin (1)	58,564	100%
212 Edgewood Drive Pineville, Louisiana 71360

(1) Clearview Medical, LLC is 100% owned by Roy W. Erwin, who is deemed to be the beneficial owner of these shares.

These shares were issued in reliance on the exemption afforded by section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering. The share certificates will bear an appropriate restrictive legend and stop transfer instructions will be maintained with the Company’s transfer agent.

ITEM 5.02 – Departure of a Director or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Agreement, Barry Griffith is resigning his position as Chief Executive Officer but is remaining on our Board of Directors. There are no other departures of the current officers of directors.

Pursuant to the Agreement, Clearview Medical, LLC will appoint one member to the Board of Directors and have the right to appoint one additional Member at its discretion. Roy W. Erwin has been elected as Chairman of the Board and Chief Executive Officer of the Company.

Roy Wayne Erwin- 54, is the sole shareholder of Clearview Medical, LLC and is the current CEO of Dotolo Research Corporation where he has worked since 2011. Since 2010, R. Wayne Erwin has been the Chief Executive Officer of Deep South Capital, LLC and Chief Executive Officer of Clearview Medical LLC, the parent of Dotolo Research Corporation located in Phoenix, AZ. Dotolo Research provides state-of-the art hardware and med-surgical disposable products for advanced bowel-preparation prior to gastro-intestinal, colonoscopy and OB/GYN medical procedures. From 2007 to 2010, Mr. Erwin was the co-founder and Chief Operations Officer of Electronic Health Network, a leader in Healthcare Medical Information Technology. From 2007 to 2004 he was the Chief Operating Officer and Director of New Business Development at Crossroads Regional Hospital, a 68 bed, acute care, in-patient and outpatient psychiatric and Substance Abuse Facility. From 1995 to 2004, Mr. Erwin was the Regional Director of Sales for Centerpulse Orthopedics, Inc, a Division of Sulzer Corporation, a $ 3.0 billion Swiss conglomerate specializing in orthopedic total joint reconstruction of hip, knees and shoulder products. Prior to 1995, Mr. Erwin was employed by Valley Lab, Inc., Ball Aerospace and Texas Instruments in various management capacities. He served in the US Army, Captain, at the 101st Airborne Division, with overseas assignments in Panama and Honduras and has advanced military training in Air Borne, Air Assault, and Jungle Warfare training. Wayne graduated with a Bachelor of Science from Louisiana College- Pineville, Louisiana.

Michael A. Kramarz – 43, has served as Chief Financial Officer of the Company since July 15, 2004. Mr. Kramarz was first employed by the Company in September 2002, as its Controller. Mr. Kramarz is responsible for all financial statement, accounting, SEC compliance, payroll and tax functions. From 1995 to 2002, Mr. Kramarz was employed as Accounting Manager for Assurant Group, where he was responsible for the accounting and payroll functions for two inbound call centers. In addition, Mr. Kramarz was responsible for quarterly consolidations into the parent company. From 1992 to 1995, Mr. Kramarz was a staff accountant at VandenToorn & Associates CPA firm where his was responsible for compilations and reviews of financial statements, as well as tax return preparation. Mr. Kramarz holds a Certified Management Accountant Designation (CMA) and a Certified Public Accountant Designation (CPA). Mr. Kramarz holds a Bachelor of Science and Business Administration in Accounting from Aquinas College and a Masters in the Science of Taxation from Grand Valley State University.

Barry Griffith - 44 has been a director of the company since December of 2004. Mr. Griffith brings 20 years of early stage and upstart medical device company experience to Oncologix. Mr. Griffith has been involved in the introduction of novel medical devices in the Orthopedic, Vascular, Neurological and Cancer markets for companies such as Mitek, Schneider, Novoste and Medtronic. His present position is founder and principal of The Bench which is and executive search firm within the medical device industry based out of Newport Beach Ca. Prior to that, he was Director of Sales with Cardiovascular Systems, Inc., Director of Sales for Calypso Medical Technologies and held the Western Area Director roles with Novoste and Isoray.

ITEM 9.01 – Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

To be filed by amendment.

(b)	Pro Forma Financial Information

To be filed by amendment.

(c)	Certificate of Designation of Preferred Stock

To be filed by amendment.

(d)	Exhibits

Exhibit 10.1 - Stock Purchase Agreement Exhibit 10.2 - Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 27, 2013
ONCOLOGIX TECH, INC.

By: /s/ Roy Wayne Erwin
Roy Wayne Erwin, Chief Executive Officer
By: /s/ Michael A. Kramarz
Michael A. Kramarz, Chief Financial Officer